UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 11, 2017

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK		14625-2396
(Address of principal executive offices)		(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

This Amendment No. 1 to Current Report on Form 8-K (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Paychex, Inc. (the “Company”) with the United States Securities and Exchange Commission on October 12, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results from the Company’s Annual Meeting of Stockholders held on October 11, 2017 (the “Annual Meeting”). The purpose of this Amendment is to disclose the decision by the Company’s Board of Directors (the “Board”) regarding the frequency of future stockholder advisory votes on named executive officer compensation (“Say-on-Pay”). Except as set forth herein, no other modifications have been made to information contained in the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(d) As previously reported in the Original Form 8-K, in a non-binding advisory vote, a majority of the shares present in person or by proxy at the Annual Meeting voted for one year as the frequency to hold future Say-on-Pay votes.

As a result of this advisory vote, the Board determined that the Company will hold future Say-on-Pay votes every year until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes, which is required to be held no later than the 2023 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	October 30, 2017	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	October 30, 2017	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer